UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego		92121
(Address of Principal Executive Offices)		(Zip Code)

 Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LIFE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

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Item 8.01 Other Events.

On December 12, 2019, aTyr Pharma, Inc. (the “Company”) announced the results of a pre-planned, blinded interim analysis of safety and tolerability from its ongoing Phase 1b/2a clinical trial of ATYR1923 in patients with pulmonary sarcoidosis. In the blinded analysis, study drug (consisting of either ATYR1923 or placebo) was observed to be generally safe and well tolerated with no drug-related serious adverse events (SAEs), consistent with the earlier Phase 1 study results in healthy volunteers. Adverse events (AEs) were mostly mild or moderate in severity and assessed by the study investigators as unrelated to study drug.

The Phase 1b/2a clinical trial study of ATYR1923 is a multiple-ascending dose, placebo-controlled, first-in-patient study of ATYR1923 that has been designed to evaluate safety, tolerability and immunogenicity of multiple doses of ATYR1923, as well as to evaluate established clinical endpoints and potential biomarkers to assess preliminary efficacy. The interim safety data results are from 15 pulmonary sarcoidosis patients who have received a minimum of one dose of blinded study drug (ATYR1923 or placebo). The average age of patients evaluated was approximately 51 years. The patient population consisted of 53% males and 47% females, of which 73% were Caucasian and 27% were African American. No induction of anti-drug antibodies was observed with repeat dosing of study drug. There were no notable trends for clinical laboratory values or vital signs.

A press release announcing the results of the interim safety analysis is attached as Exhibit 99.1 hereto.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of aTyr Pharma, Inc. dated December 12, 2019.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: December 12, 2019

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